UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): October 15, 2025
Commission File Number 001-39223
SADOT GROUP INC.
(Exact name of small business issuer as specified in its charter)

Nevada	47-2555533
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
295 E. Renfro Street, Suite 209, Burleson Texas 76028
(Address of principal executive offices)
(832) 604-9568
(Issuer’s telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	SDOT	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreements

On October 15, 2025, Sadot Group, Inc. (the "Company") entered into Securities Purchase Agreements (the "Purchase Agreements") with certain accredited investors (the "Purchasers") pursuant to which the Company agreed to sell an aggregate of 103,577 shares of the Company's common stock, par value $0.0001 per share (the "Common Stock"), at a purchase price of $5.20 per share, for aggregate gross proceeds to the Company of approximately $538,600, before deducting placement agent fees and other offering expenses payable by the Company (the "Offering"). The Company expects to use the net proceeds from the Offering for general corporate purposes and working capital. The Offering was conducted pursuant to the Company's effective shelf registration statement on Form S-3 (File No. 333-281842), which was declared effective by the Securities and Exchange Commission (the "SEC") on September 19, 2024, and a prospectus supplement dated October 16, 2025.

The Purchase Agreements contain customary representations, warranties, and covenants by the Company and the Purchasers. The representations, warranties, and covenants contained in the Purchase Agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

Key Terms of the Purchase Agreements:

•Right of Participation: For a period of 12 months from October 15, 2025, each Purchaser has the right to participate in up to 25% of any subsequent financing by the Company involving the issuance of Common Stock or securities convertible into or exercisable for Common Stock for cash consideration, subject to certain exceptions for exempt issuances.
•Lock-Up Period: The Company agreed for a period of 90 days following the closing of the Offering (the “Lock-up Period”) not to (i) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or (ii) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company. Each of the Company’s directors and officers entered into lock-up agreements (the “Lock-Up Agreements”) that provide that, during the Lock-Up Period, subject to customary exceptions, the directors and officers will not offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock.
•Indemnification: The Company agreed to indemnify the Purchasers and related parties against losses arising from breaches of the Company's representations, warranties, or covenants, untrue statements or omissions in the registration statement or prospectus, or certain legal proceedings.

The Offering closed on October 16, 2025.

The foregoing descriptions of the Purchase Agreements and the Lock-Up Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the forms of the Purchase Agreement and Lock-Up Agreement, copies of which are filed as Exhibits 10.1 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Engagement Letter

On October 15, 2025, the Company entered into an engagement letter (the "Engagement Letter") with Dawson James Securities, Inc. ("Dawson James"), pursuant to which the Company engaged Dawson James to act as the exclusive lead placement agent for the Offering on a "best efforts" basis. The engagement period is for a period of one week and provides Dawson James with a cash commission equal to 7% of the gross proceeds from the Offering. The Company agreed to reimburse Dawson James for certain expenses. The Company agreed to indemnify Dawson James, its affiliates, controlling persons, and related parties against losses, claims, damages, and expenses arising out of or based upon untrue statements or omissions of material facts in the registration statement, prospectus, or other offering documents, except to the extent resulting from information provided by Dawson James for inclusion in such documents.

The foregoing description of the Engagement Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Engagement Letter, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.

On October 15, 2025, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d)Index of Exhibits

Exhibit No.	Description
5.1	Opinion of Fleming PLLC
10.1	Form of Securities Purchase Agreement, dated October 15, 2025
10.2	Engagement Letter, dated October 15, 2025, by and between Sadot Group, Inc. and Dawson James Securities, Inc.
10.3	Form of Lock-Up Agreement
23.1	Consent of Fleming PLLC (contained in Exhibit 5.1)
99.1	Press Release dated October 15, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SADOT GROUP INC.

	By:	/s/ Chagay Ravid
	Name:	Chagay Ravid
	Title:	Chief Executive Officer

Date: October 16, 2025